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Exhibit 1.1

        Draft
9/25/06

            Shares

ITC HOLDINGS CORP.

Common Stock

UNDERWRITING AGREEMENT

                    , 2006

LEHMAN BROTHERS INC.
 745 Seventh Avenue
New York, New York 10019

CREDIT SUISSE SECURITIES (USA) LLC
 Eleven Madison Avenue
New York, New York 10010

as Representatives of the several
    Underwriters listed in Schedule 1 hereto,

Ladies and Gentlemen:

        ITC Holdings Corp., a Michigan corporation (the "Company") and International Transmission Holdings Limited Partnership (the "Selling Stockholder"), confirm their agreement (this "Agreement") with the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom Credit Suisse Securities (USA) LLC ("Credit Suisse") and Lehman Brothers Inc. ("Lehman") are acting as representatives (the "Representatives"), with respect to the sale by the Company and the Selling Stockholder and the purchase by the Underwriters of an aggregate of                         shares (the "Firm Stock") of the Company's common stock, no par value (the "Common Stock"),                        of which are being sold by the Company (the "Company Firm Stock") and            of which are being sold by the Selling Stockholder (the "Selling Stockholder Firm Stock"). In addition, the Selling Stockholder proposes to grant to the Underwriters an option to purchase up to an aggregate of                        additional shares of Common Stock (the "Option Stock" and, together with the Selling Stockholder Firm Stock, the "Selling Stockholder Stock") on the terms and for the purposes set forth in Section 3 hereof. The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock."

        The Stock is being sold by the Company in connection with the acquisition (the "Acquisition"), pursuant to that certain purchase agreement, dated as of May 11, 2006, among TE Power Opportunities Investors, L.P., Mich 1400 LLC, MEAP US Holdings Ltd., Macquarie Essential Asset Partnership ("MEAP"), Evercore Co-Investment Partnership II L.P., Evercore METC Capital Partners II L.P. and the other parties thereto (the "Purchase Agreement") and, together with the Ancillary Agreements (as defined in the Purchase Agreement), the "Acquisition Documents." Pursuant to the Purchase Agreement, the Company will acquire indirect ownership of all of the partnership interests in Michigan Transco Holdings, Limited Partnership ("MTH"), the sole member of Michigan Electric Transmission Company, LLC, a wholly owned subsidiary of MTH ("METC"), in a transaction valued at approximately $860.3 million. Upon consummation of the Acquisition, METC will be an indirect wholly owned subsidiary of the Company. In connection with the Acquisition, (A) the Company will issue $            million aggregate principal amount of    % Senior Notes due 2016 (the "2016 Senior Notes") and $            aggregate principal amount of    % Senior Notes due 2036 (the "2036 Senior Notes" and, together with the 2016 Senior Notes, the "Senior Notes") (the "Senior Notes Offering"), (B) the Company will issue shares of its Common Stock to MEAP with an aggregate value of $70.0 million and (C) the Company will enter into a Stockholders Agreement with MEAP. The issuance of Common

Stock to MEAP, the Senior Notes Offering and the issuance of Stock contemplated hereby are referred to as the "Financings." The Acquisition, the Financings and the related transactions are referred to as the "Transactions." This Agreement, the Acquisition Documents and the documents relating to the Financings are collectively referred to as the "Transaction Documents."

        1.    Representations, Warranties and Agreements of the Company.    The Company represents, warrants and agrees that:

          (a)   A registration statement on Form S-1 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") promulgated thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement:

              (i)  "Applicable Time" means [    ] [a.m.][p.m.] (New York City time) on the date of this Agreement;

             (ii)  "Effective Date" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

            (iii)  "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company relating to the offering of the Stock;

            (iv)  "Preliminary Prospectus" means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

             (v)  "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations, including each Issuer Free Writing Prospectus listed on Schedule 3 hereto;

            (vi)  "Prospectus" means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

           (vii)  "Registration Statement" means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

          Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference herein to the term "Registration Statement" shall be deemed to include any abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Rules and Regulations.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

          (b)   The Company was not at the time of initial filing of the Registration Statement, is not on the date hereof and will not be on the applicable Delivery Date an "ineligible issuer" (as defined in Rule 405).

          (c)   The Registration Statement conformed in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations.

          (d)   The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g).

          (e)   The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g).

          (f)    The Pricing Disclosure Package, when considered together with the price of the Stock included on the cover page of the Prospectus and disclosures directly relating thereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g).

          (g)   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package and the price of the Stock included on the cover page of the Prospectus and disclosures directly relating thereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h)   Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule 3 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

          (i)    The Company and each of its subsidiaries (as defined in Section 18 hereof) have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so organized, existing in good standing or duly qualified would not reasonably be expected to have a material adverse effect on the general affairs, consolidated financial position, stockholders' equity, results of operations, properties or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and, as of the date of this Agreement, except for International Transmission Company, none of the subsidiaries of the Company is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations. Upon closing of the Acquisition, METC will be a "significant subsidiary" of the Company.

          (j)    The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus and all of the issued shares of capital stock of the Company, including the Selling Stockholder Stock, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus, and none of such shares of capital stock or other ownership interests were issued in violation of preemptive or other similar rights arising by operation of law, under the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company's subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

          (k)   The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Selling Stockholder Stock conforms, and the Stock will conform, in all material respects to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus.

          (l)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which the Company is a party in accordance with their terms.

          (m)  This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (n)   The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any transmission agreement, interconnection agreement, service agreement, indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company's subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and, except for (A) the registration of the Stock under the Securities Act, (B) the authorization by the Federal Energy Regulatory Commission (the "FERC") of a disposition of jurisdictional facilities in connection with the Acquisition contemplated in the Purchase Agreement pursuant to Section 203 of the Federal Power Act, as amended (the "Federal Power Act"), (C) such consents, approvals, authorizations, registrations or qualifications as may be required under (I) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (II) applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters and (D) any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby.

          (o)   Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company or any of its subsidiaries under the Securities Act.

          (p)   The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

          (q)   The Company has not sold or issued any shares of Common Stock or securities convertible into, exercisable for or otherwise exchangeable for shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares or options issued pursuant to employee benefit plans, employee stock incentive plans or other employee compensation plans.

          (r)   Neither the Company, any of its subsidiaries, nor METC has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus; and, since such date, except as set forth or contemplated in the most recent Preliminary Prospectus, there has not been any change in the capital stock or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders' equity, results of operations, properties or business of the Company and its subsidiaries.

          (s)   The historical consolidated financial statements (including the related notes and supporting schedules) of the Company and Predecessor ITC Transmission (as such term is defined under the caption "Selected Consolidated Financial Data" in the most recent Preliminary Prospectus) included in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of the Company and Predecessor ITC Transmission purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The other financial data, the pro forma financial information, operating data and statistical information with respect to the Company and Predecessor ITC Transmission included in the Prospectus is presented fairly and has been prepared on a basis consistent in all material respects (except (i) with respect to "adjusted EBITDA" as set forth on pages 3, 7, 16, 18, 67 and 108 of the most recent Preliminary Prospectus, the adjustments from the comparable measure under GAAP described on pages 18, 69 and 70 of the Prospectus and (ii) with respect to the data set forth on page 102 of the most recent Preliminary Prospectus under the heading "Illustration of Attachment O Rate Setting," the adjustment described in the following sentence) with the consolidated financial statements and the books and records of the Company and Predecessor ITC Transmission). The data set forth on page 102 of the most recent Preliminary Prospectus under the heading "Illustration of Attachment O Rate Setting" has been presented and calculated in accordance with Attachment O, the FERC-approved formulaic rate setting mechanism, which includes (i) data from the Company's consolidated financial statements prepared in accordance with GAAP, but adjusted as required by applicable ratemaking orders issued by the FERC and (ii) non-financial statement data required by such orders.

          (t)    The historical consolidated financial statements (including the related notes and supporting schedules) of MTH included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial position, results of operations, changes in partners' equity and cash flows of MTH purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The other financial data, the pro forma financial information, operating data and statistical information with respect to MTH included in the most recent Preliminary Prospectus is presented fairly and has been prepared on a basis consistent in all material respects with the consolidated financial statements and the books and records of MTH.

          (u)   The pro forma financial information included in the most recent Preliminary Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

          (v)   Deloitte & Touche LLP, who have audited certain financial statements of the Company and of International Transmission Company, LLC (the "Predecessor Company") and their consolidated subsidiaries, whose reports appear in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants with respect to the Company and the Predecessor Company as required by the Securities Act and the Rules and Regulations; and PricewaterhouseCoopers, LLP, who have audited certain financial statements of MTH and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(j) hereof, were independent public accountants with respect to MTH and its consolidated subsidiaries as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the most recent Preliminary Prospectus.

          (w)  The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects (collectively, the "Liens") except for (i) Liens that are described in the most recent Preliminary Prospectus or (ii) Liens that may interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, but would not reasonably be expected to, individually or in the aggregate with any Liens described in clause (i) above, have a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole and such as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (x)   The statistical and market-related data included under the captions "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry Overview" and "Business" in the most recent Preliminary Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represents the Company's good faith estimates made on the basis of data derived from such sources.

          (y)   The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their properties and to conduct their businesses in the manner described in the most recent Preliminary Prospectus, except as disclosed in or contemplated by the most recent Preliminary Prospectus and except for any failure to have any such Permits that would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits, except as disclosed in the most recent Preliminary Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

          (z)   The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

          (aa) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as currently operated by them and have no reason to believe that the conduct of their respective businesses will infringe on or conflict with, and have not received any notice of any claim of infringement of or conflict with, any such rights of others.

          (bb) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (or, to the knowledge of the Company, any of the property or assets to be acquired by the Company upon consummation of the transactions contemplated by the Acquisition Documents) is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (cc) There are no contracts or other documents which are required to be described in the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement.

          (dd) No relationship, direct or indirect, exists between or among the Company and/or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and/or its subsidiaries, on the other hand, which is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

          (ee) No labor disturbance by the employees or independent contractors of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

          (ff)  Except as would not reasonably be expected to have a Material Adverse Effect (i) the Company and each of its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; (ii) the Company and its subsidiaries have not incurred and do not reasonably expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); (iii) each "pension plan" for which the Company or any of its subsidiaries may have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification and (iv) the Company and each of its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

          (gg) Except as disclosed in the most recent Preliminary Prospectus, the Company and each of its subsidiaries have filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to any permitted extensions, and paid all taxes due thereon, except where failure to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect; no tax deficiency has been determined adversely to the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect; and the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

          (hh) Since the date as of which information is given in the most recent Preliminary Prospectus, the Company and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, other than liabilities or obligations which were incurred in the ordinary course of business, (iii) entered into any transaction which is material to the Company and its subsidiaries taken as a whole, not in the ordinary course of business or (iv) declared or paid any dividend on their capital stock, except, in each case, as set forth or contemplated in the most recent Preliminary Prospectus.

          (ii)   The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for their assets; (C) access to their assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (jj)   Neither the Company nor any of its subsidiaries (i) is in violation of the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company's subsidiaries, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any transmission agreement, interconnection agreement, service agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets is subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the most recent Preliminary Prospectus, except, in the case of clauses (ii) and (iii) of this paragraph, to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (kk) Neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any government official or employee; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (ll)   The Company and each of its subsidiaries (i) are, and at all prior times were in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required of them by Environmental Laws to conduct their respective businesses in the manner described in the most recent Preliminary Prospectus and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) of this paragraph where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (i) none of the Company and its subsidiaries is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which the Company believes monetary penalties of $100,000 or more will not be imposed and (ii) none of the

  Company and its subsidiaries anticipates incurring material capital expenditures required by Environmental Laws.

          (mm) Neither the Company nor International Transmission Company is, and as of each Delivery Date (as hereinafter defined) and after giving effect to the Transactions and the offer and sale of the Firm Stock and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the most recent Preliminary Prospectus and the Prospectus, or will be, an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

          (nn) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information required to be disclosed by the reports that it will be required to file or submit under the Exchange Act from and after the date of this Agreement are recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder; and the Company has carried out evaluations, under the supervision and with the participation of the management of the Company, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

          (oo) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there has been no significant change in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (pp) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (qq) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 6(g) and any Issuer Free Writing Prospectus set forth on Schedule 3 hereto.

          (rr)  None of the Company, any of its subsidiaries or, to the Company's knowledge, any person acting on its or their behalf (other than the Underwriters) has taken or will take, directly or indirectly, any action that is designed to or has constituted or would reasonably have been expected to cause or result in the stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the sale or resale of the Stock.

          (ss)  The Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE").

          (tt)  There are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the "NASD") and any of the officers or directors of the Company or the Selling Stockholder.

          (uu) None of the transactions contemplated by this Agreement or the Transaction Documents (including, without limitation, the use of the net proceeds from the sale of the Stock), will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (vv) Each of (i) the agreements described under the caption "Business—Operating Contracts—ITCTransmission" in the most recent Preliminary Prospectus and the Prospectus and (ii) the Appendix I Agreement by and between International Transmission Company and Midwest Independent Transmission System Operator, Inc., as modified by the Supplemental Agreement, is a valid and binding agreement, enforceable against each party thereto in accordance with their respective terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (ww) Each of the Company and International Transmission Company has conducted its businesses, and fulfilled and performed all of its material obligations, as necessary for International Transmission Company to be considered independent from "market participants" (as such term is defined in 18 C.F.R. Section 35.45(b)(2)) and thereby eligible for incentive rate treatment in accordance with the FERC's orders to the Company and International Transmission Company dated February 20, 2003 and May 5, 2005; METC has been found by the FERC to be, and after giving effect to the Acquisition will continue to be, an independent stand-alone transmission company and thereby eligible for incentive rate treatment in accordance with FERC's orders to METC dated December 30, 2005 and August 22, 2006; and no action has been taken or, to the Company's knowledge, is threatened or contemplated to be taken by the FERC with respect to the independence of International Transmission Company.

          (xx) The offering, issuance and sale of the Stock contemplated by this Agreement and as described in the Prospectus will not cause the Company or any of its subsidiaries to violate any provisions of PUHCA, the Federal Power Act or any rule or regulation promulgated under PUHCA or the Federal Power Act (collectively, the "Federal Power Laws") or any order issued pursuant to the Federal Power Laws, including without limitation any order of the FERC applicable to the Company or any of its subsidiaries as of the date hereof.

          (yy) The Company (i) has delivered to the Representatives a true and correct copy of the Purchase Agreement that has been executed and delivered prior to the date of this Agreement; and (ii) has delivered, or made available to counsel to the Underwriters, on or prior to the Closing Date, each other Transaction Document in the form substantially as it has been or will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no material amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since the date of their execution or from the form in which any such Transaction Document has been delivered or made available to the Representatives; and there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default under the Transaction Documents by the Company, or to the knowledge of the Company, the other parties thereto, that would reasonably be expected to result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Transactions.

          (zz) Each of the Transaction Documents conforms, or will conform as of the Closing Date, in all material respects to the description thereof in the most recent Preliminary Prospectus and the Prospectus.

          (aaa)    Each of the Acquisition Documents to which the Company is a party has been duly and validly authorized by the Company, and when duly and validly executed and delivered by the Company, to the extent a party thereto, and, assuming due authorization, execution and delivery by each other party thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law).

        2.    Representations, Warranties and Agreements of the Selling Stockholder.    The Selling Stockholder represents, warrants and agrees that:

          (a)   Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any "free writing prospectus" (as defined in Rule 405) relating to the Stock.

          (b)   The Selling Stockholder has good and valid title to the shares of the Selling Stockholder Stock to be sold by the Selling Stockholder hereunder and, immediately prior to the applicable Delivery Date, the Selling Stockholder will have, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (c)   The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

          (d)   This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder.

          (e)   The Company is the only direct subsidiary of the Selling Stockholder.

          (f)    The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the Certificate of Limited Partnership or the Amended and Restated Limited Partnership Agreement of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or its property or assets, except in the cases of clauses (i) and (iii) to the extent any such conflict, breach, violation or default would not reasonably be expected to have a material adverse effect on the general affairs, financial position, partners' equity, results of operations, properties or business of the Selling Stockholder and its subsidiaries taken as a whole; and, except for (A) the registration of the Stock under the Securities Act, (B) the authorization by the FERC of a disposition of jurisdictional facilities in connection with the sale of the shares of Stock contemplated in this Agreement pursuant to Section 203 of the Federal Power Act and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under (I) the Exchange Act and (II) applicable state or foreign securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

          (g)   The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of its date and as of the applicable Delivery Date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that this paragraph (g) shall apply to the Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were made in reliance upon and in conformity with written information relating to the Selling Stockholder provided by the Selling Stockholder to the Company specifically for inclusion therein.

          (h)   Neither the Selling Stockholder nor, to the Selling Stockholder's knowledge, any person acting on its behalf (other than the Underwriters) has taken and the Selling Stockholder will not take, directly or indirectly, any action that is designed to or has constituted or would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the sale or resale of the Stock.

        3.    Purchase of the Stock by the Underwriters.

          (a)   On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell                         shares of the Firm Stock and the Selling Stockholder hereby agrees to sell            shares of Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company and from the Selling Stockholder that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company and by the Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

          (b)   In addition, the Selling Stockholder grants to the Underwriters an option to purchase up to                        shares of Option Stock. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

          (c)   The price of both the Firm Stock and any Option Stock shall be $            per share.

          (d)   The Company and the Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date, as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

        4.    Offering of Stock by the Underwriters.    Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

        5.    Delivery of and Payment for the Stock.

          (a)   Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on [October 10], 2006, or at such other date or place as shall be determined by agreement the Representatives, the Company and the Selling Stockholder. This date and time are sometimes referred to as the "Closing Date." On the Closing Date (i) the Company shall deliver or cause to be delivered the shares of Company Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of Federal (same-day) funds to the account(s) specified by the Company to the Representatives and (ii) the Selling Stockholder shall deliver or cause to be delivered the shares of Selling Stockholder Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer of Federal (same day) funds to the account(s) specified by the Selling Stockholder to the Representatives. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two (2) full business days prior to the Closing Date.

          (b)   The shares of Stock to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Company and the Selling Stockholder to the Representatives through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against the payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Stockholder to the Representatives at least forty-eight hours prior to each Delivery Date (as defined below).

          (c)   The option granted in Section 3(b) hereof will expire 30 days after the date of this Agreement and may be exercised, in whole or in part from time to time by written notice being given to the Company and the Selling Stockholder by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Closing Date nor earlier than the second (2nd) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as an "Option Closing Date" and the Closing Date and the Option Closing Dates are sometimes each referred to as a "Delivery Date".

          (d)   Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of paragraph (a) of this Section 5, or at such other place as shall be determined by agreement among the Representatives, the Company and the Selling Stockholder, at 10:00 a.m., New York City time, on the Option Closing Date. On the Option Closing Date, the Selling Stockholder shall deliver or cause to be delivered the shares of the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer of Federal (same-day) funds to the account(s) specified by the Selling Stockholder to the Representatives. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholder shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.

        6.    Further Agreements and Acknowledgments of the Company and the Underwriters.    The Company agrees:

          (a)   To prepare the Prospectus in a form approved by the Representatives (which approval shall not be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

          (b)   To furnish promptly to each of the Representatives and to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c)   To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) each Issuer Free Writing Prospectus, if the delivery of a prospectus is required by the Securities Act at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or counsel to the Representatives, be required by the Securities Act or requested by the Commission.

          (e)   (i) To furnish the Representatives and Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters with a copy of any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations which the Company proposes to file with the Commission at a time prior to the proposed filing thereof which provides the Representatives with reasonable time to review such proposed amendment or supplement and (ii) not to file any such proposed amendment or supplement to which the Representatives reasonably object.

          (f)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus, except as set forth on Schedule 3 hereto, without the prior written consent of Lehman.

          (g)   As soon as practicable after the Effective Date, but no later than twelve months thereafter, to make generally available to the Company's security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); provided that such delivery requirements shall be deemed met by the Company's compliance with its reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

          (h)   For a period of two (2) years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation promulgated by the Commission thereunder; provided that such delivery requirements shall be deemed met by the Company's compliance with its reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

          (i)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions, both domestic and international, as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Stock; provided that in connection therewith neither the Company nor any of its subsidiaries shall be required to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not otherwise subject.

          (j)    To apply for the listing of the Stock on the NYSE and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Closing Date.

          (k)   For a period of 90 days from the date of the Prospectus (the "Lock-Up Period") not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares or options issued pursuant to employee benefit plans, employee stock incentive plans, employee purchase plans or other employee compensation plans existing on the date hereof, including the Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of the Company and its Subsidiaries (the "Incentive Plan"), the 2006 Long Term Incentive Plan (the "LTIP") and the Employee Stock Purchase Plan (the "ESPP"), or sell or grant options, rights, warrants or stock pursuant to such plans with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee compensation plans existing on the date hereof, including the Incentive Plan or LTIP), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Credit Suisse on behalf of the Underwriters. The foregoing sentence shall not apply to (A) the transactions contemplated by this Agreement; (B) the issuance of shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock as payment of any part of the purchase price for the acquisition by the Company of a business or assets other than the Acquisition ("Other Acquisition Securities"); provided that (i) in the aggregate, such Acquisition Securities shall not exceed 10% of the number of shares of Common Stock outstanding on the Closing Date, (ii) the recipient of any such Other Acquisition Securities shall agree in writing to be bound by the terms of this Section 6(k); (C) the filing with the Commission of any registration statements (i) on Form S-4 (or any successor form) solely with respect to Other Acquisition Securities, (ii) on Form S-8 (or any successor form) with respect to the Incentive Plan, LTIP or ESPP or (iii) on Form S-3 for registration of sales by the Selling Stockholder or any of its affiliates (other than the Company) of shares of Common Stock (x) on or subsequent to the 60th day after the Closing Date if the Company is not and was not a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act ("WKSI") on or prior to such 60th day, (y) or subsequent to the 57th day after the date the Company ceases to be a WKSI if the Company is a WKSI on the Closing Date or any day subsequent to the Closing Date, but ceases to be a WKSI thereafter, or (z) on the last business day of the Lock-Up Period, if the Company is a WKSI during the entire Lock-Up Period; and (D) grants of shares of Common Stock or options with respect to shares of Common Stock to employees or former employees of the Company, International Transmission Company or METC made in connection with the Acquisition.

          (l)    To cause each of the Company's directors and "executive officers" (as such term is defined in Rule 3b-7 under the Exchange Act), each of whom is listed on Schedule 2 hereto to furnish to the Representatives, on or prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the "Lock-Up Agreement").

          (m)  To apply the net proceeds from the sale of the Firm Stock being sold by the Company as set forth under the caption "Use of Proceeds" in the Prospectus.

        Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its prior consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. For the avoidance of doubt, issuer information described in the proviso to the preceding sentence as to which the Company has not given its prior consent is not Permitted Issuer Information.

        The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Stock that differ from the views of the Underwriters' respective investment bankers. The Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

        7.    Further Agreements of the Selling Stockholder.    The Selling Stockholder agrees:

          (a)   For the Lock-Up Period not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (iv) publicly disclose or cause to be publicly disclosed the intention to do any of the foregoing, in each case without the prior written consent of Credit Suisse, on behalf of the Underwriters. The foregoing sentence shall not apply to (i) the sale of the Selling Stockholder Stock by the Selling Stockholder to the Underwriters as contemplated by this Agreement, (ii) transfers of shares of any class of the Company's capital stock to the general or limited partners of the Selling Stockholder (the "Partners") or any affiliates of the Partners; provided that it shall be a condition to any such transfer that (A) the transferee agrees to be bound by the terms of this Section 7(a) to the same extent as if the transferee were a party hereto, (B) no filing by any party (transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (C) no party (transferor or transferee) shall be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (D) the undersigned notifies Credit Suisse's equity capital markets group at least two business days prior to the proposed transfer or (iii) on Form S-3 for registration of sales by the Selling Stockholder or any of its affiliates (other than the Company) of shares of Common Stock (x) on or subsequent to the 60th day after the Closing Date if the Company is not and was not a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act ("WKSI") on or prior to such 60th day, (y) or subsequent to the 57th day after the date the Company ceases to be a WKSI if the Company is a WKSI on the Closing Date or any day subsequent to the Closing Date, but ceases to be a WKSI thereafter, or (z) on the last business day of the Lock-Up Period, if the Company is a WKSI during the entire Lock-Up Period.

          (b)   To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

        8.    Expenses.    The Company agrees to pay all costs, expenses, fees and taxes incident to (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this

Agreement; (d) any required review by the NASD of the terms of sale of the Stock; (e) the listing of the Stock on the NYSE; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(i) hereof; (g) the preparation, printing (including, without limitation, word processing and duplication costs) and distribution of this Agreement and all blue sky memoranda and the preparation, reproduction and distribution of all other documents delivered in connection with the offering, purchase, sale and delivery of the Stock (excluding, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing other than fees of such counsel plus disbursements incurred in connection with the preparation, printing and distribution of such blue sky memoranda; (h) the costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, the fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company (it being understood that the Underwriters have engaged Solebury Capital Group LLC, whose fees and expenses will be paid by the Underwriters, and that no other consultant will be engaged without the Company's prior approval), travel and lodging expenses of officers of the Company and any such consultants (other than Solebury Capital Group LLC), and 50% of the cost of any aircraft chartered in connection with the aforementioned road show; and (i) the performance of all other obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 6 and in Section 12 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any travel expenses they may have incurred, the aforementioned fees and expenses of Solebury Capital Group LLC engaged in connection with road show presentations and any transfer taxes on the Stock which they may sell, and the expenses of advertising any offering of the Stock made by the Underwriters.

        9.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, and after giving effect to the Transactions on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise satisfactorily resolved.

          (b)   The Prospectus shall have been printed and copies distributed to you in New York City not later than 4:00 P.M., New York City time, on the business day following the date of the Prospectus, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Stock in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, and the Company and the

  Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Simpson Thacher & Bartlett LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as special counsel to the Company and the Selling Stockholder, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2.

          (e)   Dykema Gossett PLLC shall have furnished to the Representatives its written opinion, as Michigan counsel to the Company and the Selling Stockholder, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

          (f)    Stuntz, Davis & Staffier, P.C. shall have furnished to the Representatives its written opinion, as special federal energy regulatory counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

          (g)   Daniel J. Oginsky, General Counsel of the Company, shall have furnished to the Representatives his written opinion and negative assurance letter addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit E-1 and Exhibit E-2.

          (h)   The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, addressed to the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (i)    At the time of execution of this Agreement, the Representatives shall have received letters from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three (3) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (j)    With respect to the letters of Deloitte & Touche LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "Initial Letter"), the Underwriters shall have received letters (each, a "Bring-Down Letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

          (k)   The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer stating that:

              (i)  the representations and warranties of the Company contained in Section 1 of this Agreement (A) that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects and (B) that are qualified by Material Adverse Effect or another materiality qualifier are true and correct, in each case as if made on and as of such Delivery Date (other than to the extent any such representation or warranty is made expressly as of a certain date) and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

             (ii)  they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement did not, as of the Effective Date, (2) the Prospectus did not, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, when considered together with the price of the Stock included on the cover page of the Prospectus and disclosures directly relating thereto, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

            (iii)  (A) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, except as set forth or contemplated in the Prospectus, there has not been any change in the capital stock or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders' equity, results of operations, properties or business of the Company and its subsidiaries; and

            (iv)  to the knowledge of such persons after due inquiry, the issuance and sale of the Stock by the Company, and the sale of the Stock by the Selling Stockholder hereunder have not been enjoined (temporarily or permanently) by any court or governmental body or agency.

          (l)    The Selling Stockholder shall have furnished to the Representatives a certificate, dated the Delivery Date, signed by the Selling Stockholder stating that the representations and warranties of the Selling Stockholder contained in Section 2 of this Agreement (i) that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects and (ii) that are qualified by Material Adverse Effect or another materiality qualifier are true and correct, in each case as if made on and as of such Delivery Date (other than to the extent any such representation or warranty is made expressly as of a certain date), and the

  Selling Stockholder has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

          (m)  (i) The Company and its subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date, except as set forth or contemplated in the Prospectus, there shall not have been any change in the capital stock or material increase in long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, consolidated financial position, stockholders' equity, results of operations, properties or business of the Company and its subsidiaries the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated herein and in the Prospectus.

          (n)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York or Michigan state authorities; (iii) there shall have been an outbreak or escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions in the United States (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including without limitation as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated herein and in the Prospectus.

          (o)   The NYSE shall have approved the Stock for listing, subject only to official notice of issuance.

          (p)   Each of the Company's directors and "executive officers" shall have furnished to the Representatives, on or prior to the date hereof, a Lock-Up Agreement.

          (q)   Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (r)   The Acquisition shall have closed and each condition to the closing thereof contemplated by the Acquisition Documents will, on or prior to the Closing Date, have been satisfied or waived. The Underwriters shall have received conformed copies of the Acquisition Documents.

        All opinions, letters, and certificates referred to in paragraphs (d) through (m) of this Section 8 shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters.

        10.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter its respective affiliates, its respective directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter; (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriters furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 10(g). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter, or to any affiliate, director, officer, employee or controlling person of that Underwriter.

          (b)   The Selling Stockholder shall indemnify and hold harmless each Underwriter, its respective affiliates, respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by the Selling Stockholder specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting a loss, claim, damage or liability caused by an untrue statement of a material fact contained in such Preliminary Prospectus or an omission to state in such Preliminary Prospectus a material fact required to be stated therein purchased the Stock if (A) such misstatement or omission was corrected in the Prospectus, (B) the Prospectus was required by the Securities Act to be delivered to such person at or prior to the written confirmation of the sale of such Stock, and (C) such Underwriter failed to deliver the Prospectus to such person (excluding such Underwriter's failure to deliver the Prospectus as a result of noncompliance by the Company with Section 6(c)(ii) hereof).

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholder, each of their respective directors, officers, partners, members and employees and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, partner, member, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Selling Stockholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or any such director, officer, partner, member, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Selling Stockholder or any such director, officer, partner, member, employee or controlling person.

          (d)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10, except to the extent it has been materially prejudiced by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ separate counsel to represent jointly the Representatives and those other Underwriters and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is inadvisable based upon advice of counsel for the Representatives and those Underwriters, affiliates, directors, officers, employees and controlling persons to be represented by counsel representing the Company or the Selling Stockholder due to actual or potential differing interests between any of the Underwriters on the one hand and the Company and/or the Selling Stockholder on the other hand, and, in that event, the reasonable fees and expenses of not more than one such separate counsel (in addition to not more than one separate counsel in any jurisdiction in which the Underwriters require representation by separate counsel in respect of such claims) shall be paid by the Company or the Selling Stockholder, as applicable. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 10.

          (e)   If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 10 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Company Firm Stock and the Selling Stockholder Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, respectively, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of Stock under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The liability of the Selling Stockholder under the indemnity and contribution agreements contained in this Section 10 shall be limited to an amount equal to the total net proceeds from the Selling Stockholder Stock purchased under this Agreement (after deducting underwriting commissions and discounts and before deducting expenses) received by the Selling Stockholder.

          (g)   The Underwriters severally confirm and the Company acknowledges that (i) the statement with respect to the delivery of the Stock by the Underwriters set forth on the cover page of the Prospectus and (ii) in the "Underwriting" section of the Prospectus (A) the concession and reallowance figures appearing under the caption "Commissions and Expenses;" (B) the first and second sentences appearing under the caption "Stabilization, Short Positions and Penalty Bids" and (C) the statements appearing under the caption "Electronic Distribution" are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the

  Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

        11.    Defaulting Underwriters.    If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Firm Stock or Option Stock, as applicable, which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Stock to be purchased on such Delivery Date. If the remaining Underwriter or Underwriters satisfactory to the Representatives do not elect to purchase the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except that the Company will continue to be liable to the non-defaulting Underwriter or Underwriters for the payment of expenses to the extent set forth in Section 8 and Section 14 hereof. As used in this Agreement, the term "Underwriter" includes (along with the parties mentioned in Schedule 1) for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholder for damages caused by its default, including liability of any defaulting Underwriter for expenses referred to in Section 14 hereof. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        12.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representatives by written notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 9(n), Section 9(o) or Section 9(p) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        13.    No Fiduciary Duty.    Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company and the Selling Stockholder acknowledge and agree that in connection with this offering, the sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder:

          (a)   no fiduciary or agency relationship between the Company, the Selling Stockholder and any other person, on the one hand, and the Underwriters, on the other, exists;

          (b)   the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock;

          (c)   the relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations;

          (d)   any duties and obligations that the Underwriters may have to the Company or the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and

          (e)   the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholder.

        The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

        14.    Reimbursement of Underwriters' Expenses.    If the Company or the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company and the Selling Stockholder shall reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholder shall pay the full amount thereof to the Representatives. Notwithstanding the preceding sentence, if this Agreement is terminated pursuant to Section 11 hereof by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

        15.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (212) 526-0943) and Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: IBD-Legal/Transactions Advisory Group (Fax: (212) 325-4296) with a copy to Robert B. Williams, Esq., Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 (Fax: (212) 822-5516) and, in the case of any notice pursuant to Section 8(c) hereof, with a copy to the Director of Litigation, Office of General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022 (Fax: (212) 520-0421); and

          (b)   if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (248) 374-7117), with a copy to Risë B. Norman, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, (Fax: (212) 455-2502).

          (c)   if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder c/o Ironhill Transmission LLC, c/o Greenbaum, Rowe, Smith & Davis, LLP, 99 Wood Avenue South, P.O. Box 5600, Woodbridge, New Jersey 07095, Attention: Raymond Felton (Fax: (732) 549-1881), with a copy to Risë Norman, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, (Fax: (212) 455-2502);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman.

        16.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        17.    Survival.    The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        18.    Definition of the Terms "Business Day" and "Subsidiary."    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        19.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        20.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        21.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

        If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the Underwriters,please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
ITC HOLDINGS CORP.
By:

Name:
Title:
INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARNERSHIP
By:

Name:
Title:
Accepted:
LEHMAN BROTHERS INC. CREDIT SUISSE SECURITIES (USA) LLC
For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto
By:	LEHMAN BROTHERS INC.
By:

Name:
Title:
CREDIT SUISSE SECURITIES (USA) LLC
By:

Name:
Title:

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock
Lehman Brothers Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co., Incorporated
A.G. Edwards & Sons, Inc.

Total

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Lewis M. Eisenberg
Joseph L. Welch
Edward G. Jepsen
Lee C. Stewart
Daniel J. Oginsky
Edward M. Rahill
Richard A. Schultz
Linda H. Blair
G. Bennett Stewart, III
Joseph R. Dudak
Larry Bruneel
Jon E. Jipping

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

1.
Electronic Road Show

Exhibit A

LOCK-UP AGREEMENT

LEHMAN BROTHERS INC.
 745 Seventh Avenue
New York, New York 10019

CREDIT SUISSE SECURITIES (USA) LLC
 11 Madison Avenue
New York, New York 10010

As Representatives of the several
    Underwriters named in Schedule 1 to the Underwriting Agreement,

Ladies and Gentlemen:

        The undersigned understands that you and certain other firms (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriters of shares (the "Shares") of common stock, no par value (the "Common Stock"), of ITC Holdings Corp., a Michigan corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission [(except for any shares of Common Stock owned by International Transmission Holdings, Limited Partnership)](1) and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares in the Offering), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (as defined in the Underwriting Agreement) relating to the Offering (such 90-day period, the "Lock-Up Period").

        The foregoing sentence shall not apply to (i) bona fide gifts or other dispositions of shares of any class of the Company's capital stock that do not involve a disposition for value, in each case that are made exclusively between and among the undersigned or members of the undersigned's family, or any trust, partnership, or limited liability company that is established and maintained, as the date of such disposition, for the sole benefit of one or more members of the immediate family of the undersigned or (ii) transfers of shares of the Company's capital stock upon the death of the undersigned prior to the expiration of the Lock-Up Period as a result of probate or intestate succession laws; provided that it shall be a condition to any such disposition that (A) the transferee/donee agrees to be bound by the terms of this Lock-Up Agreement, to the same extent as if the transferee/donee were a party hereto, except that the transferee/donee shall not be entitled to the exceptions in this sentence to the restrictions in the preceding sentence, (B) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be

(1)
Only to be included in Mr. Lewis M. Eisenberg's lock-up agreement.

A-1

required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period referred to above), (C) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (D) the undersigned notifies Credit Suisse Securities (USA) LLC's equity capital markets group at the address set forth in Section 15(a) of the Underwriting Agreement at least two business days prior to the proposed disposition.

        In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC, it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement has not been executed and delivered by the Company, International Transmission Holdings Limited Partnership and the Representatives on or before November 11, 2006, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, then the undersigned will be released from its obligations under this Lock-Up Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
By:

Name:
Title:
Dated:

A-2

Exhibit B-1

FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP, SPECIAL COUNSEL TO THE COMPANY AND THE SELLING STOCKHOLDER

B-2-1

Exhibit B-2

FORM OF NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP, SPECIAL COUNSEL TO THE COMPANY AND THE SELLING STOCKHOLDER

B-2-2

Exhibit C

FORM OF OPINION OF DYKEMA GOSSETT PLLC, MICHIGAN COUNSEL TO
THE COMPANY AND THE SELLING STOCKHOLDER

C-1

Exhibit D

FORM OF OPINION OF STUNTZ, DAVIS & STAFFIER, P.C., FEDERAL ENERGY REGULATORY COUNSEL TO THE COMPANY AND THE SELLING STOCKHOLDER

D-1

Exhibit E-1

FORM OF OPINION OF DANIEL OGINSKY,
GENERAL COUNSEL OF THE COMPANY

E-1-1

Exhibit E-2

FORM OF NEGATIVE ASSURANCE LETTER OF DANIEL OGINSKY,
GENERAL COUNSEL OF THE COMPANY

E-2-2

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UNDERWRITING AGREEMENT